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                                                                   EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of Northstar Computer Forms, Inc. and Subsidiary and Northstar Computer Forms, Inc. 401(k) Profit Sharing Plan on Form S-8 related to the "Northstar Computer Forms, Inc. 401(k) Profit Sharing Plan" of our reports dated December 23, 1998, on our audits of the consolidated financial statements and related financial statement schedule of Northstar Computer Forms, Inc. and Subsidiary as of October 31, 1998 and 1997, and for the fiscal years ended October 31, 1998, 1997 and 1996, which reports are included or incorporated by reference in Northstar Computer Forms, Inc. and Subsidiary's Annual Report on Form 10-K for the fiscal year ended October 31, 1998.

                                            /s/ PricewaterhouseCoopers LLP

                                            PricewaterhouseCoopers LLP


Minneapolis, Minnesota
March 18, 1999